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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) November 7, 2001
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                        Generex Biotechnology Corporation
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             (Exact name of registrant as specified in its charter)



         Delaware                     000-25169                   98-0178636
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(State or other jurisdiction         (Commission               (IRS Employer
 of Incorporation)                   File Number)            Identification No.)



33 Harbour Square, Suite 202, Toronto, Ontario Canada                  M5J 2G2
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                  (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code            416/364-2551
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          (Former name or former address, if changed since last report)






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Item 5.             Other Events.

This is an update to the description of the registrant's pending legal proceeding with Sands Brothers & Co. Ltd. that is set forth in the registrant's Report on Form 10-K for the year ended July 31, 2001.

On November 7, 2001, the arbitration panel issued an award again requiring the registrant to issue to Sands a warrant to purchase 1,530,020 shares of the registrant's common stock purportedly pursuant to and in accordance with the terms of the October 1997 letter agreement. The registrant believes that the arbitration panel's award does not accord with the direction of the New York State Appellate Division, First Department, as set forth in its order remanding the proceeding to the arbitration panel for further consideration. The registrant intends to oppose any motion filed in court to confirm the award and to file a motion in court to vacate the award. The registrant is not able to estimate an amount or range of potential loss from this legal proceeding at the present time.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        GENEREX BIOTECHNOLOGY CORPORATION


Dated:  November 8, 2001                     By: /s/ E. Mark Perri
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                                                 E. Mark Perri, Chairman and CFO